UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2016 (July 29, 2016)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On July 29, 2016, Chembio Diagnostics, Inc. (the "Company") and Craig-Hallum Capital Group LLC, in its capacity as the representative of the underwriters named therein (the "Underwriters"), entered into a purchase agreement ("Underwriting Agreement") relating to the public offering (the "Offering") of 2,000,000 shares of the Company's common stock ("Common Stock") at a price of $6.00 per share. The net proceeds are expected to be approximately $10.8 million, after deducting the underwriting discounts and commissions. This amount assumes no exercise of the underwriters' over-allotment option to purchase up to 300,000 additional shares. The Offering is expected to close on or about August 3, 2016, subject to the satisfaction of customary closing conditions.
The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. These representations, warranties and covenants are not factual information to investors about the Company.
Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day "lock-up" period with respect to sales of specified securities, subject to certain exceptions.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.
On July 29, 2016, the Company issued a press release announcing the pricing of the offering. A copy of this press release is incorporated into this Item 8.01 by reference and attached hereto as Exhibit 99.1.
Also on July 29, 2016, the Company filed with the Securities Exchange Commission (the "Commission") a prospectus supplement dated July 29, 2016 (the "Prospectus Supplement") to the prospectus (the "Prospectus") included as part of the Company's registration statement on Form S-3 which was declared effective by the Commission on April 5, 2016  (File No. 333-210003), pursuant to which the Company will issue, in the underwritten offering, 2,000,000 shares of the Company's common stock.
Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Ballard Spahr LLP, Nevada corporate counsel to the Company, regarding the legality of the shares of the Company's common stock to be issued in connection with the underwritten offering.
The press release attached as Exhibit 99.1 and the opinion attached as Exhibit 5.1 are intended to be filed (not furnished) for purposes of Section 18 of the Exchange Act, and will be deemed to be incorporated by reference in applicable filings under the Securities Act or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Each of the following exhibits is intended to be deemed filed (rather than furnished) with this report, pursuant to instruction B.2. of Form 8-K.

Exhibits.

1.1 Underwriting Agreement, dated July 29, 2016.
5.1 Opinion of Ballard Spahr LLP, dated July 29, 2016.
99.1 Press release dated July 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 29, 2016 Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer